Exhibit 10.6

NON-QUALIFIED RETIREMENT PROGRAM

SELECTIVE INCENTIVE PLAN

FOR

JOHN W. SEIBER

This Agreement is made on the 25th day of August, 1995, by and between Delanco Federal Savings Bank, a corporation organized and existing under the Banking Law of The United States of America, which has its principal place of business at 615 Burlington Avenue, Delanco, New Jersey, hereinafter called “Bank,” and John W. Seiber, hereinafter called “Employee.”

WHEREAS, the Employee has rendered valuable services to the Bank in the past; and

WHEREAS, it is the desire of the Bank to have the benefit of the Employee’s continued loyalty, service and counsel, and to ensure that the Employee or his beneficiaries will be entitled to a certain amount of additional compensation after the Employee’s retirement from active service to the Bank as a result of retirement or death:

NOW, THEREFORE, in consideration of these premises and the covenants and agreements herein set forth, the Bank and the Employee agree as follows:

First. Benefits Upon Retirement of Employee.

The Bank agrees that from and after the Employee’s retirement at age 65, or from and after Employee’s retirement before age 65 due to total, permanent disability, as certified to the Bank by a physician of the Bank’s choice licensed to practice medicine in New Jersey, the Bank shall make monthly payments to the Employee in the amount of $1,416.67 for ten years from the date of retirement of the Employee.

Said payments shall begin on the first day of the calendar month following retirement and on the first day of each month thereafter for ten years (a total of 120 such monthly installment payments).

Subject to the Employer’s final approval, the Employee may elect to retire on or after the Employee’s sixty-second birthday. If the Employee retires before having attained age sixty-five with the Employer’s approval, the amount of the monthly benefit payable under this Agreement shall be $1,000.00. The monthly benefit shall be payable in 120 equal consecutive monthly installments, and shall be the entire and only benefit to which the Employee is entitled under this Agreement.

If the Employee should die while receiving benefits under this Paragraph First but before said payments have been completed, the Bank shall pay the commuted value of the payments for the remainder of such benefit period to the beneficiary designated by the Employee under Paragraph Second of this Agreement.

Second. Death Benefit.

If the Employee dies while in the active service of the Bank, then the Bank shall pay as a death benefit the then present value of $170,000.00 payable over ten years. Said benefit shall be payable to the Employee’s Primary Beneficiary as named in Schedule A which is attached hereto and made a part hereof, in a lump sum, payable within 90 days of the date of death of the Employee.

The Employee shall have the right to change the Primary Beneficiary named herein and to designate a Contingent Beneficiary by written notice delivered to the Bank. If there is no beneficiary named to receive the said benefit, of if the designated Primary Beneficiary and Contingent Beneficiary have predeceased the Employee, then the benefit payable under this Paragraph Second shall be payable in a lump sum to the Estate of the Employee within 90 days after the qualification of the personal representative of the Estate of the Employee. Upon the death of the Primary Beneficiary during the period in which installment payments are being received under this Agreement, the unpaid installments shall be paid to the contingent beneficiary in the same manner as they had been paid to the Primary Beneficiary. Upon the death of both the Primary Beneficiary and the Contingent Beneficiary before the payment of all of the installments due under this Agreement, the discounted value of any such installment payments remaining unpaid shall be paid to the Estate of the Beneficiary who was then receiving installment payments under this Agreement within 30 days after qualification of the personal representative of the Estate.

Third. Non-Compete Agreement.

The benefits for which provision is made in Paragraphs First and Second of this Agreement are further conditioned in that they may be suspended or reduced by the Bank, or may be forfeited by the acts of the Employee, in whole or in part, either before or after the Employee’s retirement, by and at the sole discretion of the Bank, should the Board of Directors find and determine that the Employee has become or is about to become an officer, director, agent, principal shareholder, owner, representative or employee of a corporation or any other form of business entity which conducts or is engaged in competition with the Bank or any of its subsidiaries or related entities, or is about to do so, within a radius of thirty (30) miles from 615 Burlington Avenue, Delanco, New Jersey, within the State of New Jersey, without having first obtained the written consent of the Bank, which written consent shall specifically refer to this Agreement. .

Fourth. Unfunded Agreement.

This Agreement is unfunded.

Fifth. Prohibition of Assignment.

Neither the Employee, the Employee’s spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, encumber or otherwise alienate in any way any part or all of the amounts payable under this Agreement, nor shall such amounts be subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, and no such benefit shall be transferable by operation of law in the event of Bankruptcy, insolvency or death of the Employee, the Employee’s spouse, or any other beneficiary under this Agreement. Any such attempted assignment or transfer shall be void and of no effect and shall terminate this Agreement and the Bank shall thereupon have no further liability under this Agreement.

Sixth. Agreement To Survive Merger, Consolidation or Acquisition.

The Bank agrees that it will not merge or consolidate with, or be acquired by, any other organization, or permit its business activities to be taken over by any other organization unless and until such succeeding or surviving organization shall expressly assume the duties of the Bank as set forth in this Agreement.

Seventh. Amendments.

During the lifetime of the Employee, this Agreement may be amended, revoked, or supplemented at any time or from time to time in whole or in part, by the mutual written agreement of the Employee and the Bank, which writing shall refer specifically to this Agreement and be executed with dignities equal to those with which this Agreement was originally executed.

Eighth. Governing Law.

This Agreement shall be governed by the laws of the State of New Jersey, and shall be enforceable in the Courts of the State of New Jersey exclusively.

Ninth. Severability.

In the event that any term or condition contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, unenforceable or illegal in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision, term or condition had never been contained herein. With respect to the provision relating to competition, it is specifically agreed that if such provision shall be determined to be unenforceable as agreed to herein, nevertheless, such provision shall be and remain valid and enforceable to the extent that the court having jurisdiction over the matter shall determine.

Tenth. Binding Agreement.

This Agreement shall be binding upon the parties hereto, and their heirs, personal representatives, beneficiaries, and successors in interest.

Eleventh. Attorney’s Fees And Costs.

If any action at law or in equity, or any arbitration proceeding is brought to enforce or to interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Twelfth. Miscellaneous Agreements.

Entire Agreement. This writing constitutes the entire agreement between the parties. No other agreements or understandings, written or oral, shall be binding upon the parties hereto, except for amendments or modifications of this Agreement made in accordance with the terms hereof.

Counterparts. This Agreement may be executed in multiple counterparts, any one of which when fully signed, sealed, and witnessed shall be deemed to be an original of this Agreement for any purpose.

Paragraph Headings. The paragraph headings appearing in this document are for convenience only and shall not be deemed to in any way modify, expand, restrict or otherwise affect the text of the Agreement.

IN WITNESS WHEREOF, Delanco Federal Savings Bank has caused this Agreement to be signed by its duly authorized officers and its common corporate seal to be hereunto affixed, and John W. Seiber has signed and sealed this Agreement on the day and in the year first hereinabove written.

                Delanco Federal Savings Bank
                By:

                /s/ Harry Myers, Jr.
                Harry Myers, Jr., Chairman

Attest:

/s/ Sally A. Drummond                                                                                                        /s/ John W. Seiber
Sally A. Drummond, Corporate Secretary                                                                        John W. Seiber

In the presence of:

/s/ Douglas R. Allen, Jr.
As to John W. Seiber